Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES SECOND QUARTER 2018 FINANCIAL RESULTS

- Net Income of $0.06 per Diluted Share for Second Quarter 2018 -
- Second Quarter 2018 Core FFO of $22.9 million, Up 44.0% Compared to Second Quarter 2017 -
- Second Quarter 2018 Core FFO of $0.27 per Diluted Share, Up 17.4% Compared to Second Quarter 2017 -
- Same Property Portfolio NOI Up 10.5% Compared to Second Quarter 2017 -
- Consolidated Portfolio NOI Up 44.5% Compared to Second Quarter 2017 -
- Stabilized Same Property Portfolio Occupancy of 98.4% -
- 35.5% GAAP and 23.9% Cash Releasing Spreads -

Los Angeles, California - July 31, 2018 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the second quarter of 2018.

Second Quarter 2018 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.06 per diluted share for the quarter ended June 30, 2018, compared to $0.26 per diluted share last year.

•	Company share of Core FFO increased 44.0% year-over-year to $22.9 million for the quarter ended June 30, 2018.

•	Company share of Core FFO per diluted share increased 17.4% year-over-year to $0.27 per diluted share for the quarter ended June 30, 2018.

•
Total second quarter rental revenues of $51.6 million, which represents an increase of 41.7% year-over-year. Consolidated Portfolio Net Operating Income (NOI) of $38.8 million, which represents an increase of 44.5% year-over-year.

•
Same Property Portfolio NOI increased 10.5% in the second quarter of 2018 compared to the second quarter of 2017, driven by a 9.3% increase in Same Property Portfolio total rental revenue and a 5.6% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 9.9% compared to the second quarter of 2017.

•	Stabilized Same Property Portfolio NOI increased 7.7% in the second quarter of 2018 compared to the second quarter of 2017.

•	Stabilized Same Property Portfolio Cash NOI increased 9.5% compared to the second quarter of 2017.

•	Signed new and renewal leases totaling 843,493 rentable square feet. Rental rates on new and renewal leases were 35.5% higher than prior rents on a GAAP basis and 23.9% higher on a cash basis.

•
Stabilized Same Property Portfolio occupancy was 98.4%, which represents an increase of 210 basis points year-over-year. Same Property Portfolio occupancy, inclusive of assets in value-add repositioning, was 96.0%, which represents an increase of 380 basis points year-over-year.

•
At June 30, 2018, the consolidated portfolio, including repositioning assets, was 95.6% leased and 95.2% occupied, which represents an increase in occupancy of 380 basis points year-over-year. At June 30, 2018, the consolidated portfolio, excluding repositioning assets aggregating approximately 0.6 million rentable square feet, was 98.3% leased and 98.1% occupied.

•	During the second quarter of 2018, the Company acquired 13 industrial properties for a total purchase price of $274.8 million.

•	During the second quarter of 2018, the Company sold two industrial properties for an aggregate sales price of $10.8 million.

“We are very pleased with our team’s strong second quarter results. We grew our Core FFO by 44% in the second quarter, and by 17.4% on a per share basis, which was partially driven by a 10.5% increase in Same Property NOI. Our GAAP and cash releasing spreads remain extremely strong at 35.5% and 23.9%, respectively, as we continue to benefit from growing tenant demand driven by a robust regional economy, by the dramatic growth in e-commerce and by the need for shorter last-mile delivery time-frames,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “We also grew our consolidated portfolio with $327 million of high quality industrial property acquisitions completed year-to-date as we continue to execute our unique, value-driven business model as a local sharp-shooter consolidating a premier industrial property portfolio in infill Southern California, the nation's largest and highest-demand industrial market.”

Financial Results:

The Company reported net income attributable to common stockholders of $5.2 million, or $0.06 per diluted share, for the three months ended June 30, 2018, as compared to net income attributable to common stockholders of $17.8 million, or $0.26 per diluted share, for the three months ended June 30, 2017. Net income for the three months ended June 30, 2018 includes $1.6 million of gains on sale of real estate, as compared to $16.6 million for the three months ended June 30, 2017.

The Company reported net income attributable to common stockholders of $17.4 million, or $0.21 per diluted share, for the six months ended June 30, 2018, as compared to net income attributable to common stockholders of $22.0 million, or $0.33 per diluted share, for the six months ended June 30, 2017. Net income for the six months ended June 30, 2018, includes $11.6 million of gains on sale of real estate, as compared to $19.2 million for the six months ended June 30, 2017.

The Company reported Company share of Core FFO of $22.9 million, or $0.27 per diluted share of common stock, for the three months ended June 30, 2018, as compared to Company share of Core FFO of $15.9 million, or $0.23 per diluted share of common stock, for the three months ended June 30, 2017. Adjusting for non-core expenses ($37,000 reported during the second quarter of 2018 and $20,000 reported during the second quarter of 2017), Company share of FFO was $22.8 million, or $0.27 per diluted share of common stock, for the three months ended June 30, 2018, as compared to Company share of FFO of $15.9 million, or $0.23 per diluted share of common stock, for the three months ended June 30, 2017.

The Company reported Company share of Core FFO of $44.3 million, or $0.54 per diluted share of common stock, for the six months ended June 30, 2018, as compared to Company share of Core FFO of $31.0 million, or $0.46 per diluted share of common stock, for the six months ended June 30, 2017. Adjusting for non-core expenses ($46,000 reported during the six months of 2018 and $0.4 million reported during the six months of 2017), Company share of FFO was $44.3 million, or $0.54 per diluted share of common stock, for the six months ended June 30, 2018, as compared to Company share of FFO of $30.6 million, or $0.45 per diluted share of common stock, for the six months ended June 30, 2017.

For the three months ended June 30, 2018, the Company’s Same Property Portfolio NOI increased 10.5% compared to the second quarter of 2017, driven by a 9.3% increase in Same Property Portfolio total rental revenue and a 5.6% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 9.9% compared to the second quarter of 2017. Stabilized Same Property Portfolio NOI increased 7.7% in the second quarter of 2018 compared to the second quarter of 2017 and Stabilized Same Property Portfolio Cash NOI increased 9.5% in the second quarter of 2018 compared to the second quarter of 2017.

Operating Results:

During the second quarter of 2018, the Company signed 128 new and renewal leases totaling 843,493 rentable square feet. Average rental rates on comparable new and renewal leases were up 35.5% on a GAAP basis and up 23.9% on a cash basis. The Company signed 61 new leases for 300,591 rentable square feet, with GAAP rents up 28.3% compared to the prior in-place leases. The Company signed 67 renewal leases for 542,902 rentable square feet, with GAAP rents up 37.5% compared to the prior in-place leases. For the 61 new leases, cash rents increased 19.2%, and for the 67 renewal leases, cash rents were up 25.2%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended June 30, 2018. See below for information regarding the supplemental information package.

Transaction Activity:

In the second quarter 2018, the Company completed 13 acquisitions, for an aggregate purchase price of $274.8 million, as detailed below. Additionally, the Company sold two properties for $10.8 million.

In April 2018, the Company acquired 4039 Calle Platino, a 100% leased multi-tenant industrial building containing 143,274 square feet on 9.5 acres of land, located in the San Diego–North County submarket, for $20.0 million or approximately $140 per square foot.

In April 2018, the Company acquired 851 Lawrence Drive, a vacant industrial building containing 49,976 square feet on 4.9 acres of land located in the Ventura submarket, for $6.6 million or approximately $132 per square foot.

In April 2018, the Company acquired 1581 North Main Street, a 100% leased single-tenant industrial property containing 39,661 square feet on 1.8 acres of land, located in the Orange County–North submarket, for $7.2 million or approximately $180 per square foot.

In April 2018, the Company acquired 600-664 Twin Oaks Valley Road, two 100% leased industrial buildings containing 96,993 square feet on 4.9 acres of land, located in the San Diego–North County submarket, for $14.0 million or $144 per square foot.

In April 2018, the Company acquired 1580 West Carson Street, a vacant industrial building containing 43,787 square feet on 2.52 acres of land, located in the Los Angeles–South Bay submarket, for $7.5 million or $171 per square foot.

In May 2018, the Company acquired 1190 East Stanford Court, a 100% leased single-tenant industrial building containing 34,494 square feet on 1.46 acres of land, located in the Orange County–North submarket, for $6.1 million or $176 per square foot.

In May 2018, the Company acquired 5300 Sheila Street, a 100% leased industrial building containing 695,120 square feet on 35.83 acres of land, located in the Los Angeles–Central submarket, for $121.0 million or $174 per square foot.

In May 2018, the Company acquired 15777 Gateway Circle, a 100% leased single-tenant industrial building containing 37,592 square feet on 1.46 acres of land, located in the Orange County–Airport submarket, for $8.1 million or $214 per square foot.

In May 2018, the Company acquired 1998 Surveyor Avenue, an under-construction single-tenant industrial building located in the Ventura submarket, for $10.2 million (comprised of $5.8 million paid at closing and the assumption of the seller’s fixed-price construction contracts with $4.4 million of remaining costs) or $182 per square foot. At completion, the property will contain 56,306 square feet on 2.98 acres of land.

In May 2018, the Company acquired 3100 Fujita Street, a 100% leased single-tenant industrial building containing 91,516 square feet on 3.77 acres of land, located in the Los Angeles–South Bay submarket, for $14.0 million or $153 per square foot.

In June 2018, the Company acquired 4416 Azusa Canyon Road, a 100% leased industrial building containing 70,510 square feet on 5.89 acres of land, located in the Los Angeles–San Gabriel Valley submarket, for $12.0 million or $170 per square foot.

In June 2018, the Company acquired 1420 McKinley Avenue, a vacant, newly constructed single-tenant industrial building containing 136,685 square feet on 6.7 acres of land, located in the Los Angeles–South Bay submarket, for $30.0 million or $219 per square foot.

In June 2018, the Company acquired 12154 Montague Street, a 100% leased single-tenant industrial building containing 122,868 square feet on 4.9 acres of land, located in the Los Angeles–San Fernando Valley submarket, for $22.5 million or $183 per square foot.

In April 2018, the Company sold 6770 Central Avenue, Building B, a vacant industrial building containing 11,808 square feet on 1.1 acres of land in the Inland Empire–East submarket, for $1.7 million or $142 per square foot.

In May 2018, the Company sold 1910-1920 South Archibald Avenue, two 69% occupied flex buildings containing 78,243 square feet, located in the Inland Empire–West submarket, for $9.1 million or $116 per square foot.

Balance Sheet:

During the quarter ended June 30, 2018, the Company issued 10,174,245 shares of common stock under its at-the-market equity offering programs (ATM programs). The shares were issued at a weighted average price of $31.17 per share, providing gross proceeds of approximately $317.1 million and net proceeds of approximately $312.4 million. As of June 30, 2018, the current ATM program had approximately $241.5 million of remaining capacity.

In May 2018, the Company closed on a seven-year $150 million unsecured term loan facility. The term loan facility matures on May 22, 2025 and bears interest at LIBOR plus an applicable Eurodollar rate margin that will range from 1.50% to 2.20% per annum depending on the Company's leverage ratio. The proceeds were used to repay amounts outstanding under the Company's unsecured revolving credit facility, to fund acquisitions and for general corporate purposes.

As of June 30, 2018, the Company had $761.2 million of outstanding debt, with an average interest rate of 3.47% and an average term-to-maturity of 6.0 years. As of June 30, 2018, approximately $511.2 million, or 67%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.47% and an average term-to-maturity of 6.1 years. The remaining $250.0 million, or 33%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.38% and an average term-to-maturity of 6.0 years. The Company has one interest rate swap that will hedge $100 million of its remaining floating-rate debt beginning in August 2018 when the swap becomes effective. If this interest rate swap was effective as of June 30, 2018, the Company’s debt would be 80% fixed and 20% variable with an average interest rate of 3.38%.

Guidance

The Company is reiterating and increasing its full year 2018 guidance as follows:

•	Net income attributable to common stockholders within a range of $0.29 to $0.31 per diluted share

•	Company share of Core FFO within a range of $1.05 to $1.07 per diluted share

•	Year-end Same Property Portfolio occupancy within a range of 95.5% to 97.0%

•	Year-end Stabilized Same Property Portfolio occupancy within a range of 96.5% to 98.0%

•	Same Property Portfolio NOI growth for the year of 8.0% to 9.5%

•	Stabilized Same Property Portfolio NOI growth for the year of 5.5% to 7.0%

•	General and administrative expenses of $24.5 million to $25.0 million

The Core FFO guidance refers only to the Company’s in-place portfolio as of July 31, 2018, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. The Company’s in-place portfolio as of July 31, 2018, reflects the acquisition of two properties totaling 120,814 rentable square feet that occurred subsequent to June 30, 2018. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Dividends:

On July 30, 2018, the Company’s Board of Directors declared a dividend in the amount of $0.16 per share for the third quarter of 2018, payable in cash on October 15, 2018, to common stockholders and common unit holders of record as of September 28, 2018.

On July 30, 2018, the Company’s Board of Directors declared a dividend of $0.367188 per share of its Series A Cumulative Redeemable Preferred Stock and $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock, payable in cash on September 28, 2018, to preferred stockholders of record as of September 14, 2018.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, August 1, 2018, at 1:00 p.m. Eastern Time to review second quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through September 1, 2018, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13681673.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns 166 properties with approximately 20.3 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance: The following is a reconciliation of the Company’s guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2018 Estimate
	Low	High
Net income attributable to common stockholders	$0.29	$0.31
Company share of depreciation and amortization	$0.89	$0.89
Company share of gains on sale of real estate	$(0.13)	$(0.13)
Company share of Core FFO	$1.05	$1.07

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2017, and still owned by us as of June 30, 2018. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2017 through June 30, 2018. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the tables below that were under repositioning/lease-up during comparable years.

Stabilized Same Property Portfolio occupancy/leasing statistics, excludes vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI, excludes the NOI for the entire property for all comparable periods.
Our Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties that were in various stages of repositioning or lease-up during the year ended December 31, 2017 and the six months ended June 30, 2018:

12131 Western Avenue	301-445 Figueroa Street
14742-14750 Nelson Avenue	3233 Mission Oaks Boulevard
1601 Alton Parkway	3880 Valley Boulevard
18118-18120 Broadway Street	679-691 South Anderson Street
228th Street	9615 Norwalk Boulevard
2700-2722 Fairview Street
As of June 30, 2018, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is 352,185 rentable square feet of space at six of our properties that were classified as repositioning or lease-up. As of June 30, 2017, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is space aggregating 602,270 rentable square feet at seven of our properties that were in various stages of repositioning or lease-up.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Contact:
Investor Relations:

Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Land	$1,199,633	$997,588
Buildings and improvements	1,229,100	1,079,746
Tenant improvements	53,531	49,692
Furniture, fixtures, and equipment	151	167
Construction in progress	44,631	34,772
Total real estate held for investment	2,527,046	2,161,965
Accumulated depreciation	(200,006)	(173,541)
Investments in real estate, net	2,327,040	1,988,424
Cash and cash equivalents	162,704	6,620
Restricted cash	—	250
Rents and other receivables, net	3,920	3,664
Deferred rent receivable, net	19,432	15,826
Deferred leasing costs, net	12,600	12,014
Deferred loan costs, net	1,621	1,930
Acquired lease intangible assets, net	57,054	49,239
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	13,036	7,193
Other assets	8,216	6,146
Acquisition related deposits	1,600	2,475
Assets associated with real estate held for sale, net	—	12,436
Total Assets	$2,612,379	$2,111,373
LIABILITIES & EQUITY
Liabilities
Notes payable	$757,064	$668,941
Interest rate swap liability	—	219
Accounts payable, accrued expenses and other liabilities	19,683	21,134
Dividends payable	14,952	11,727
Acquired lease intangible liabilities, net	53,939	18,067
Tenant security deposits	20,534	19,521
Prepaid rents	6,374	6,267
Liabilities associated with real estate held for sale	—	243
Total Liabilities	872,546	746,119
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized;
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding as of June 30, 2018 and December 31, 2017 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding as of June 30, 2018 and December 31, 2017 ($75,000 liquidation preference)	72,443	73,062
Common Stock, $0.01 par value 490,000,000 shares authorized and 91,062,065 and 78,495,882 shares outstanding as of June 30, 2018 and December 31, 2017, respectively	908	782
Additional paid in capital	1,614,650	1,239,810
Cumulative distributions in excess of earnings	(76,926)	(67,058)
Accumulated other comprehensive income	12,753	6,799
Total stockholders’ equity	1,710,479	1,340,046
Noncontrolling interests	29,354	25,208
Total Equity	1,739,833	1,365,254
Total Liabilities and Equity	$2,612,379	$2,111,373

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
RENTAL REVENUES
Rental income	$43,567	$31,132	$84,478	$60,746
Tenant reimbursements	7,932	5,172	15,225	10,327
Other income	117	115	346	347
TOTAL RENTAL REVENUES	51,616	36,419	100,049	71,420
Management, leasing and development services	140	145	243	271
Interest income	—	218	—	445
TOTAL REVENUES	51,756	36,782	100,292	72,136
OPERATING EXPENSES
Property expenses	12,775	9,536	24,735	18,758
General and administrative	6,506	5,123	12,668	10,209
Depreciation and amortization	19,775	14,515	39,227	28,114
TOTAL OPERATING EXPENSES	39,056	29,174	76,630	57,081
OTHER EXPENSES
Acquisition expenses	37	20	46	405
Interest expense	6,452	4,302	12,304	8,300
TOTAL OTHER EXPENSES	6,489	4,322	12,350	8,705
TOTAL EXPENSES	45,545	33,496	88,980	65,786
Equity in income from unconsolidated real estate entities	—	—	—	11
Loss on extinguishment of debt	—	—	—	(22)
Gains on sale of real estate	1,608	16,569	11,591	19,237
NET INCOME	7,819	19,855	22,903	25,576
Less: net income attributable to noncontrolling interest	(129)	(531)	(447)	(663)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	7,690	19,324	22,456	24,913
Less: preferred stock dividends	(2,424)	(1,322)	(4,847)	(2,644)
Less: earnings attributable to participating securities	(94)	(156)	(191)	(247)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$5,172	$17,846	$17,418	$22,022
Net income attributable to common stockholders per share – basic	$0.06	$0.26	$0.22	$0.33
Net income attributable to common stockholders per share – diluted	$0.06	$0.26	$0.21	$0.33
Weighted-average shares of common stock outstanding – basic	82,924	67,921	80,821	67,135
Weighted-average shares of common stock outstanding – diluted	83,495	68,331	81,357	67,483

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	June 30, 2018		June 30, 2017		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	96.8%	99.3%	93.6%	98.4%	320 bps	90 bps
Orange County	94.4%	97.6%	92.0%	97.2%	240 bps	40 bps
San Bernardino County	99.7%	99.7%	93.4%	93.4%	630 bps	630 bps
San Diego County	97.1%	97.1%	95.6%	95.6%	150 bps	150 bps
Ventura County	89.4%	96.1%	81.6%	90.0%	780 bps	610 bps
Total/Weighted Average	96.0%	98.4%	92.2%	96.3%	380 bps	210 bps

(1)
Reflects the occupancy of our Same Property Portfolio as of June 30, 2018, adjusted for total space of 352,185 rentable square feet at six properties that was in various stages of repositioning or lease-up as of June 30, 2018.

(2)
Reflects the occupancy of our Same Property Portfolio as of June 30, 2017, adjusted for space aggregating 602,270 rentable square feet at seven properties that were in various stages of repositioning or lease-up as of June 30, 2017.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Rental income	$31,728	$29,017	$2,711	9.3%	$62,878	$57,573	$5,305	9.2%
Tenant reimbursements	5,347	4,885	462	9.5%	10,403	9,887	516	5.2%
Other income	106	122	(16)	(13.1)%	327	322	5	1.6%
Total rental revenues	37,181	34,024	3,157	9.3%	73,608	67,782	5,826	8.6%
Property expenses	9,122	8,636	486	5.6%	18,112	17,310	802	4.6%
Same Property Portfolio NOI	$28,059	$25,388	$2,671	10.5%	$55,496	$50,472	$5,024	10.0%
Straight line rental revenue adjustment	(997)	(778)	(219)	28.1%	(2,321)	(1,707)	(614)	36.0%
Amortization of above/below market lease intangibles	(150)	(125)	(25)	20.0%	(217)	(267)	50	(18.7)%
Same Property Portfolio Cash NOI	$26,912	$24,485	$2,427	9.9%	$52,958	$48,498	$4,460	9.2%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$7,819	$19,855	$22,903	$25,576
Add:
General and administrative	6,506	5,123	12,668	10,209
Depreciation and amortization	19,775	14,515	39,227	28,114
Acquisition expenses	37	20	46	405
Interest expense	6,452	4,302	12,304	8,300
Loss on extinguishment of debt	—	—	—	22
Deduct:
Management, leasing and development services	140	145	243	271
Interest income	—	218	—	445
Equity in income from unconsolidated real estate entities	—	—	—	11
Gains on sale of real estate	1,608	16,569	11,591	19,237
Net operating income (NOI)	$38,841	$26,883	$75,314	$52,662
Non-Same Property Portfolio operating revenues	(14,435)	(2,395)	(26,441)	(3,638)
Non-Same Property Portfolio property expenses	3,653	900	6,623	1,448
Same Property Portfolio NOI	$28,059	$25,388	$55,496	$50,472
Straight line rental revenue adjustment	(997)	(778)	(2,321)	(1,707)
Amortization of above/below market lease intangibles	(150)	(125)	(217)	(267)
Same Property Portfolio Cash NOI	$26,912	$24,485	$52,958	$48,498

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$7,819	$19,855	$22,903	$25,576
Add:
Depreciation and amortization	19,775	14,515	39,227	28,114
Deduct:
Gains on sale of real estate	1,608	16,569	11,591	19,237
Gain on acquisition of unconsolidated joint venture property	—	—	—	11
Funds From Operations (FFO)	$25,986	$17,801	$50,539	$34,442
Less: preferred stock dividends	(2,424)	(1,322)	(4,847)	(2,644)
Less: FFO attributable to noncontrolling interest(1)	(562)	(468)	(1,119)	(917)
Less: FFO attributable to participating securities(2)	(153)	(138)	(311)	(275)
Company share of FFO	$22,847	$15,873	$44,262	$30,606

FFO per common share - basic	$0.28	$0.23	$0.55	$0.46
FFO per common share - diluted	$0.27	$0.23	$0.54	$0.45

FFO	$25,986	$17,801	$50,539	$34,442
Adjust:
Acquisition expenses	37	20	46	405
Core FFO	$26,023	$17,821	$50,585	$34,847
Less: preferred stock dividends	(2,424)	(1,322)	(4,847)	(2,644)
Less: Core FFO attributable to noncontrolling interest(1)	(563)	(468)	(1,120)	(928)
Less: Core FFO attributable to participating securities(2)	(154)	(138)	(312)	(278)
Company share of Core FFO	$22,882	$15,893	$44,306	$30,997

Company share of Core FFO per common share - basic	$0.28	$0.23	$0.55	$0.46
Company share of Core FFO per common share - diluted	$0.27	$0.23	$0.54	$0.46

Weighted-average shares of common stock outstanding – basic	82,924	67,921	80,821	67,135
Weighted-average shares of common stock outstanding – diluted	83,495	68,331	81,357	67,483

(1)	Noncontrolling interest represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than the Company.

(2)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.